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                                                                    Exhibit 99.2


                          CONSENT OF MARC L. DAVIDSON

     The undersigned, Marc L. Davidson, hereby consents to being named as a person expected to be nominated as a director of Central Parking Corporation (the "Company") in the Company's registration statement on Form S-4.


                                         /s/ Marc L. Davidson
                                         ------------------------
                                             Marc L. Davidson